UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): July 24, 2012

China Herb Group Holdings Corporation

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-169397 (Commission File Number)	27-3042462 (I.R.S. Employer Identification Number)

4th Floor, Airport Industrial Park Business Center,

No.35 Changjiang South Road, New District,

Wuxi City, Jiangsu Province, China

 (Address of principal executive offices and zip code)

Phone: +86 13909840703

 (Registrant’s telephone number, including area code)

Copy of Communications To:

Bernard & Yam, LLP

Attn: Bin Zhou, Esq.

401 Broadway, Suite 1708

New York, NY 10013

Phone: 212-219-7783

Facsimile: 212-219-3604

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2012, Chin Yung Kong resigned from the position of President and Chief Executive Officer of China Herb Group Holdings Corporation (“Company”). He still remains a board director of the Company.

On July 24, 2012, Yubo Zheng became a new board director and new Secretary of the Company. Qiuping Lu became the new President and new Chief Executive Officer of the Company. Fumin Feng became the new Vice President of the Company. Therefore, effective on July 24, 2012, the new board and new executive office of the Company are as follows:

Board Directors:

Chin Yung Kong, Qiuping Lu, Fumin Feng, Yubo Zheng

President and Treasurer:

Qiuping Lu

Vice President:

Fumin Feng

Secretary:

Yubo Zheng

Chief Executive Officer:

Qiuping Lu

Chief Financial Officer:

Qiuping Lu

Yubo Zheng, age 48, graduated from Heilongjiang University in 1986. From 1986 to May 1995, he worked in the Sanitary Bureau of Harbin City. From May 1995 to March 2012, he worked in Tianshi Group. From April 2012 to present, he worked in Hong Kong Hanfang Zhenbao Group.

To the knowledge of the Company, no executive officer or director has been involved in the last ten years in any of the following:

Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China Herb Group Holdings Corporation

By:

/s/ Qiuping Lu

Qiuping Lu

President, Director, CEO

Date:

July 24, 2012